Exhibit 99.1

FOR IMMEDIATE RELEASE

April 27, 2017

For further information contact:

Craig L. Montanaro, President and Chief Executive Officer, or

Eric B. Heyer, Executive Vice President and Chief Financial Officer

Kearny Financial Corp.

(973) 244-4500

KEARNY FINANCIAL CORP.

REPORTS THIRD QUARTER 2017 OPERATING RESULTS

Fairfield, New Jersey, April 27, 2017 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), today reported net income for the quarter ended March 31, 2017 of $4.1 million, or $0.05 per basic and diluted share. The results represent a decrease in net income of $1.4 million compared to net income of $5.5 million, or $0.06 per basic and diluted share, for the quarter ended December 31, 2016.

The decrease in net income between linked periods largely reflected the impact of the first “full-quarter” cost of the Company’s 2016 Equity Incentive Plan approved by shareholders in October 2016. Based on the original value of the grants at the time they were issued on December 1, 2016, coupled with the five year vesting period, the “pre-tax” and “after-tax” expense associated with the noted grants total approximately $1.6 million and $1.1 million per quarter, respectively.

Overview

The Company continued to execute strategies during the third quarter of fiscal 2017 intended to grow and diversify its balance sheet while increasing earnings and prudently managing capital to promote long-term growth in shareholder value. These strategies resulted in several incremental balance sheet growth and diversification achievements that are included among the following noteworthy highlights for the quarter:

•	The Company’s aggregate loan portfolio, excluding loans held for sale and the allowance for loan losses, increased by $148.7 million, or 5.0%, to $3.12 billion, or 65.1% of total assets, at March 31, 2017 from $2.97 billion, or 64.9% of total assets, at December 31, 2016. This growth largely reflected the Company’s continued strategic focus on commercial loans, which increased by $147.4 million, or 6.4% during the period.

•	Nonperforming loans decreased to $21.0 million, or 0.67% of total loans, at March 31, 2017 from $21.6 million, or 0.72% of total loans, at December 31, 2016.

•	The allowance for loan losses increased to $27.6 million at March 31, 2017 from $26.1 million at December 31, 2016, resulting in a “total loan coverage ratio”, representing the balance of the allowance for loan losses as a percentage of total loans, that was unchanged at 0.88% between comparative periods.

•	The “nonperforming loan coverage ratio”, representing the balance of the allowance for loan losses as a percentage of nonperforming loans, increased to 131.4% at March 31, 2017 from 120.8% at December 31, 2016.

•	The Company’s securities portfolio decreased by $72.2 million, or 6.1%, to $1.12 billion, or 23.3% of total assets, at March 31, 2017 from $1.19 billion, or 25.9% of total assets, at December 31, 2016. The decrease largely reflected the sale of highly-seasoned, fixed-rate mortgage-backed securities to fund a portion of the loan growth during the period coupled with normal principal repayments arising from amortization, calls and maturities of securities. A portion of these cash flows were reinvested into uncapped, floating-rate securities for interest rate risk management purposes while a lesser portion was reinvested into tax-favored municipal securities. The net decrease in the securities portfolio was also partially offset by a net increase in the fair value of the available for sale portfolio during the period.

•	The balance of cash and cash equivalents increased by $133.6 million to $170.6 million at March 31, 2017 from $37.0 million at December 31, 2016. The increase in cash and equivalents largely reflected a temporary increase in the balance of short-term liquid assets arising from additional borrowings drawn at the close of the period to fund future loan growth, as described in greater detail below.

The Company continued its efforts to reallocate interest-earning cash and equivalents into comparatively higher-yielding assets in the loan portfolio throughout the quarter ended March 31, 2017. Despite the noted increase in the quarter-end balance of cash and equivalents, the average balance of other interest- earning assets decreased by $9.7 million to $61.3 million for the quarter ended March 31, 2017 from $71.1 million for the quarter ended December 31, 2016. Other interest-earning assets generally include the balance of interest-earning cash deposits held in other banks coupled with the balance of the Bank’s mandatory investment in the capital stock of the Federal Home Loan Bank of New York.

•	The Company’s total deposits increased by $107.2 million to $2.85 billion at March 31, 2017, from $2.75 billion at December 31, 2016. The growth in deposits during the third quarter included a $91.7 million increase in interest-bearing deposits coupled with an increase in non-interest-bearing deposits of $15.6 million. The increase in deposits largely reflected the combined effects of new product, pricing and marketing strategies enacted during the period.

•	Total borrowings increased by $123.4 million to $825.3 million at March 31, 2017, from $701.8 million at December 31, 2016. The increase in borrowings reflected an increase of $110.0 million in FHLB advances coupled with a $13.4 million increase in depositor sweep account balances. The increase in FHLB advances largely reflected an additional $200.0 million of advances drawn during the quarter ended March 31, 2017 to fund loan growth. The Company utilized interest-rate derivatives to extend the effective duration of these short-term advances to largely offset that of the loans funded for interest rate risk management purposes. A portion of these new advances was used to repay $90.0 million of overnight advances that were outstanding at the close of the prior quarter ended December 31, 2016. Such advances had been previously drawn to temporarily fund loan growth through that date.

•	The Company’s total assets increased by $210.9 million to $4.80 billion at March 31, 2017 from $4.59 billion at December 31, 2016.

•	The Company’s stockholders’ equity decreased by $20.6 million to $1.09 billion at March 31, 2017 from $1.11 billion at December 31, 2016. The decrease partly reflected the return of capital to shareholders through share repurchases and cash dividends during the quarter ended March 31, 2017. These decreases were partially offset by net income earned for the period coupled with a net increase in accumulated other comprehensive income reflecting increases in the fair value of the Company’s derivatives and available for sale securities portfolios.

At March 31, 2017, the Company’s total consolidated equity to assets ratio was 22.81% while the Bank’s total consolidated equity to assets ratio was 17.36%. The Company’s and Bank’s capital ratios at March 31, 2017 were well in excess of the levels required by federal banking regulators to be classified “well-capitalized” under regulatory guidelines.

As highlighted below, the noted balance sheet growth, reinvestment and reallocation achievements helped to offset the adverse effects on net interest income that resulted from the downward pressure on net interest margin arising from low market interest rates and a generally flat yield curve:

•	The Company’s net interest income increased $591,000 to $26.2 million for the quarter ended March 31, 2017 from $25.6 million for the quarter ended December 31, 2016.

•	The Company’s net interest margin increased three basis points to 2.48% for the quarter ended March 31, 2017 from 2.45% for the quarter ended December 31, 2016 while the net interest rate spread also increased by three basis points to 2.21% from 2.18% for those same comparative periods, respectively.

The levels of the Company’s charge offs and provision for loan losses continued to reflect strong asset quality metrics:

•	The Company recognized net charge offs totaling approximately $254,000, reflecting an annualized charge off rate of 0.03% on the average balance of total loans for the quarter ended March 31, 2017. By comparison, the Company’s net charge offs totaled approximately $198,000 for the quarter ended December 31, 2016, reflecting an annualized charge off rate of 0.03%.

•	The Company’s provision for loan losses totaled $1.8 million for the quarter ended March 31, 2017 compared to $1.3 million for the quarter ended December 31, 2016. The increase in the provision partly reflected the comparatively greater level of growth during the quarter ended March 31, 2017 in the performing portion of the loan portfolio which is collectively evaluated for impairment using historical and environmental loss factors. The increase in the provision also reflected updates to historical loss factors during the quarter ended March 31, 2017 to reflect the increase in net charge off activity for the period while also reflecting less noteworthy updates to environmental loss factors during the period.

The strategies executed by the Company during the third quarter of fiscal 2017 also served to strengthen and diversify its sources of non-interest income, as highlighted below:

•	Gains on sale of residential mortgage loans totaled $166,000 for the quarter ended March 31, 2017 compared to $297,000 for the quarter ended December 31, 2016, which largely reflected a seasonal decrease in the volume of loans originated and sold between comparative periods. The Company expects to increase the volume of residential mortgage loans originated and sold during the fourth quarter ending June 30, 2017 compared to the quarter ended March 31, 2017. In addition to bolstering non-interest income, the Company’s mortgage banking strategy is expected to help manage its exposure to interest rate risk.

•	Gains on sale of SBA loans originated totaled $80,000 for the quarter ended March 31, 2017 compared to $162,000 for the quarter ended December 31, 2016, reflecting a decrease in the balance of SBA loans originated and sold between comparative periods. Based on the number and balance of originated loans in the underwriting process at March 31, 2017, the Company expects to increase the volume of SBA loans sold during the quarter ending June 30, 2017 compared to the quarter ended March 31, 2017.

The Company continues to evaluate and implement tactics and strategies designed to improve operating practices, policies and procedures while making more efficient and effective use of its supporting infrastructure, including human resources, facilities and information technology systems. These tactics have enabled the Company to defray a portion of the compensation costs associated with the Company’s 2016 Equity Incentive Plan, as discussed above:

•	The Company’s ratio of non-interest expense to average assets totaled 1.84% for the quarter ended March 31, 2017 compared to 1.71% for the prior quarter ended December 31, 2016. For those same comparative periods, the Company’s operating efficiency ratio increased to 73.9% from 66.7%, respectively. The Company estimates that the recurring expenses associated with its 2016 Equity Incentive Plan increased its ratio of non-interest expense to average assets by 0.14% for the quarter ended March 31, 2017 while adding 5.46% to its efficiency ratio for the same period.

•	The Company increased its number of full time equivalent (“FTE”) employees by 12 during the latest quarter to 446 at March 31, 2017 from 434 at December 31, 2016. The increase in FTE count predominantly reflected increases in lending-related positions supporting the Company’s growing mortgage banking business line as well as increases in commercial mortgage lending and commercial business lending resources.

Collectively, the factors noted above contributed to a decrease in recurring operating earnings for the quarter ended March 31, 2017 compared to the prior quarter ended December 31, 2016 as highlighted below:

•	The Company’s return on average assets for the quarter ended March 31, 2017 totaled 0.36% compared to 0.48% for the prior quarter ended December 31, 2016.

•	The Company’s return on average equity for the quarter ended March 31, 2017 totaled 1.47% compared to 1.96% for the prior quarter ended December 31, 2016.

The earnings for the quarter ended March 31, 2017 augmented the Company’s stockholders’ equity, which continues to reflect the capital resulting from the second-step conversion and stock offering that was completed in fiscal 2015. As such, the Company continued to execute two key capital management strategies during the third quarter of fiscal 2017 to further support shareholder value:

•	The Company increased its regular quarterly cash dividend payable to stockholders by $0.01 to $0.03 per share during the quarter ended March 31, 2017. The Company continues to evaluate its dividend policies and practices in relation to its capital management and shareholder value objectives.

•	The Company continued to repurchase shares of its capital stock under the share repurchase program announced in May 2016 through which it authorized a repurchase of 9,352,809 shares, or 10%, of the Company’s outstanding shares. For the quarter ended March 31, 2017, the Company repurchased a total of 1,982,883 of its shares at an average cost of $15.04 per share compared to 1,286,533 shares repurchased during the prior quarter ended December 31, 2016 at an average cost of $14.55 per share. Through March 31, 2017, the Company has repurchased 7,721,888 shares, or 82.6% of the number authorized under the current program, at a total cost of $106.6 million and at an average cost of $13.81 per share.

The exhibits that follow this narrative begin with the presentation of a tabular Linked-Quarter Comparative Financial Analysis that supports the discussion above by presenting the Company’s financial condition and operating results for the quarter ended, March 31, 2017 compared to those for the prior quarter ended December 31, 2016. This analysis is followed by a tabular Five-Quarter Financial Trend Analysis that presents similar financial information, together with other financial highlights and performance metrics, over a consecutive five quarter look-back period that is intended to reflect the Company’s financial performance and strategic achievements over this extended period of time.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Kearny Financial Corp. with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

Linked-Quarter Comparative Financial Analysis

Summary Balance Sheet (Dollars in Thousands, Except Per Share Data, Unaudited)	At		Variance or Change	Variance or Change Pct.
	March 31,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$170,591	$37,032	$133,559	360.7
Securities available for sale	614,948	671,281	(56,333)	(8.4)
Securities held to maturity	501,987	517,819	(15,832)	(3.1)
Loans held-for-sale	744	6,686	(5,942)	(88.9)
Loans receivable, including yield adjustments	3,122,628	2,973,931	148,697	5.0
Less allowance for loan losses	(27,614)	(26,060)	(1,554)	6.0

Net loans receivable	3,095,014	2,947,871	147,143	5.0
Premises and equipment	38,904	38,341	563	1.5
Federal Home Loan Bank stock	39,474	34,525	4,949	14.3
Accrued interest receivable	12,320	11,809	511	4.3
Goodwill	108,591	108,591	—	—
Bank owned life insurance	179,935	178,656	1,279	0.7
Deferred income taxes, net	14,318	16,098	(1,780)	(11.1)
Other assets	19,416	16,599	2,817	17.0

Total assets	$4,796,242	$4,585,308	$210,934	4.6

Liabilities
Deposits	$2,853,263	$2,746,017	$107,246	3.9
Borrowings	825,260	701,849	123,411	17.6
Advance payments by borrowers for taxes	8,059	7,618	441	5.8
Other liabilities	15,650	15,172	478	3.2

Total liabilities	3,702,232	3,470,656	231,576	6.7
Stockholders’ Equity
Common stock	873	892	(19)	(2.1)
Paid-in capital	768,373	795,773	(27,400)	(3.4)
Retained earnings	359,083	357,540	1,543	0.4
Unearned ESOP shares	(35,022)	(35,508)	486	(1.4)
Accumulated other comprehensive income (loss), net	703	(4,045)	4,748	(117.4)

Total stockholders’ equity	1,094,010	1,114,652	(20,642)	(1.9)

Total liabilities and stockholders’ equity	$4,796,242	$4,585,308	$210,934	4.6

Consolidated capital ratios
Equity to assets	22.81%	24.31%	-1.50%
Tangible equity to tangible assets	21.02%	22.47%	-1.45%
Share data
Outstanding shares (period end)	87,256	89,176	(1,920)	(2.2)
Equity per share	$12.54	$12.50	$0.04	0.3
Tangible equity per share (1)	$11.29	$11.28	$0.01	0.1

(1)	Tangible equity equals total stockholders’ equity reduced by goodwill and core deposit intangible assets.

Summary Income Statement (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	For the three months ended		Variance or Change	Variance or Change Pct.
	March 31,	December 31,
	2017	2016
Interest income
Loans	$28,235	$27,407	$828	3.0
Mortgage-backed securities	3,222	3,779	(557)	(14.7)
Debt securities:	—
Taxable	2,488	2,146	342	15.9
Tax-exempt	582	562	20	3.6
Other interest-earning assets	481	421	60	14.3

Total Interest Income	35,008	34,315	693	2.0
Interest expense
Deposits	5,420	5,410	10	0.2
Borrowings	3,381	3,289	92	2.8

Total interest expense	8,801	8,699	102	1.2

Net interest income	26,207	25,616	591	2.3
Provision for loan losses	1,809	1,255	554	44.1

Net interest income after provision for loan losses	24,398	24,361	37	0.2

Non-interest income
Fees and service charges	498	1,289	(791)	(61.4)
(Loss) gain on sale and call of securities	(22)	21	(43)	(204.8)
Gain on sale of loans	245	459	(214)	(46.6)
(Loss) gain on sale of real estate owned	(106)	12	(118)	(983.3)
Income from bank owned life insurance	1,279	1,321	(42)	(3.2)
Electronic banking fees and charges	240	270	(30)	(11.1)
Miscellaneous	119	74	45	60.8

Total non-interest income	2,253	3,446	(1,193)	(34.6)
Non-interest expense
Salaries and employee benefits	12,430	11,592	838	7.2
Net occupancy expense of premises	2,088	1,976	112	5.7
Equipment and systems	2,068	2,030	38	1.9
Advertising and marketing	753	387	366	94.6
Federal deposit insurance premium	338	339	(1)	(0.3)
Directors’ compensation	689	379	310	81.8
Miscellaneous	2,668	2,670	(2)	(0.1)

Total non-interest expense	21,034	19,373	1,661	8.6

Income before income taxes	5,617	8,434	(2,817)	(33.4)
Income taxes	1,549	2,970	(1,421)	(47.8)

Net income	$4,068	$5,464	$(1,396)	(25.5)

Net income per common share (EPS)
Basic	$0.05	$0.06	$(0.01)
Diluted	$0.05	$0.06	$(0.01)
Dividends declared
Cash dividends declared per common share	$0.03	$0.02	$0.01
Cash dividends declared	$2,525	$1,687	$838
Dividend payout ratio	62.1%	30.9%	31.19%
Weighted average number of common shares outstanding
Basic	84,542	85,174	(632)
Diluted	84,624	85,258	(634)

Average Balance Sheet Data (Dollars in Thousands, Unaudited)	For the three months ended		Variance or Change	Variance or Change Pct.
	March 31,	December 31,
	2017	2016
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$3,029,151	$2,899,794	$129,357	4.5
Mortgage-backed securities	582,591	673,569	(90,978)	(13.5)
Debt securities:				—
Tax-exempt	116,479	112,221	4,258	3.8
Taxable	441,124	419,966	21,158	5.0

Total debt securities	557,603	532,187	25,416	4.8
Other interest-earning assets	61,336	71,072	(9,736)	(13.7)

Total interest-earning assets	4,230,681	4,176,622	54,059	1.3
Non-interest-earning assets	352,419	351,458	961	0.3

Total assets	$4,583,100	$4,528,080	$55,020	1.2

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$756,520	$761,765	$(5,245)	(0.7)
Savings and club	520,572	518,225	2,347	0.5
Certificates of deposit	1,242,757	1,224,592	18,165	1.5

Total interest-bearing deposits	2,519,849	2,504,582	15,267	0.6
Borrowings:
Federal Home Loan Bank Advances	643,504	594,238	49,266	8.3
Other borrowings	44,940	35,273	9,667	27.4

Total borrowings	688,444	629,511	58,933	9.4

Total interest-bearing liabilities	3,208,293	3,134,093	74,200	2.4
Non-interest-bearing liabilities:
Non-interest-bearing deposits	246,449	245,928	521	0.2
Other non-interest-bearing liabilities	25,028	31,781	(6,753)	(21.2)

Total non-interest-bearing liabilities	271,477	277,709	(6,232)	(2.2)

Total liabilities	3,479,770	3,411,802	67,968	2.0
Stockholders’ equity	1,103,330	1,116,278	(12,948)	(1.2)

Total liabilities and stockholders’ equity	$4,583,100	$4,528,080	$55,020	1.2

Average interest-earning assets to average interest-bearing liabilities	131.87%	133.26%	-1.39%	-1.0

Performance Ratio Highlights	For the three months ended		Variance or Change	Variance or Change Pct.
	March 31,	December 31,
	2017	2016
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.73%	3.78%	-0.05%
Mortgage-backed securities	2.21%	2.24%	-0.03%
Debt securities:
Tax-exempt	2.00%	2.00%	0.00%
Taxable	2.26%	2.04%	0.22%

Total debt securities	2.20%	2.04%	0.16%
Other interest-earning assets	3.13%	2.37%	0.76%

Total interest-earning assets	3.31%	3.29%	0.02%
Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.65%	0.62%	0.03%
Savings and club	0.12%	0.12%	0.00%
Certificates of deposit	1.30%	1.33%	-0.03%

Total interest-bearing deposits	0.86%	0.86%	0.00%
Borrowings:
Federal Home Loan Bank Advances	2.08%	2.20%	-0.12%
Other borrowings	0.35%	0.29%	0.06%

Total borrowings	1.96%	2.09%	-0.13%

Total interest-bearing liabilities	1.10%	1.11%	-0.01%
Interest rate spread (1)	2.21%	2.18%	0.03%
Net interest margin (2)	2.48%	2.45%	0.03%
Non-interest income to average assets (annualized)	0.20%	0.30%	-0.10%
Non-interest expense to average assets (annualized)	1.84%	1.71%	0.13%
Efficiency ratio (3)	73.91%	66.66%	7.25%
Return on average assets (annualized)	0.36%	0.48%	-0.12%
Return on average equity (annualized)	1.47%	1.96%	-0.49%

(1)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2)	Net interest income divided by average interest-earning assets.
(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

Five-Quarter Financial Trend Analysis

Summary Balance Sheet (Dollars in Thousands, Except Per Share Data, Unaudited)	At
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Assets
Cash and cash equivalents	$170,591	$37,032	$72,593	$199,200	$114,956
Securities available for sale	614,948	671,281	689,151	673,537	685,787
Securities held to maturity	501,987	517,819	538,319	577,286	592,430
Loans held-for-sale	744	6,686	4,489	3,316	—
Loans receivable, including yield adjustments	3,122,628	2,973,931	2,845,605	2,673,987	2,720,069
Less allowance for loan losses	(27,614)	(26,060)	(25,003)	(24,229)	(23,010)

Net loans receivable	3,095,014	2,947,871	2,820,602	2,649,758	2,697,059
Premises and equipment	38,904	38,341	38,125	38,385	38,598
Federal Home Loan Bank stock	39,474	34,525	31,601	30,612	29,670
Accrued interest receivable	12,320	11,809	11,666	11,212	11,626
Goodwill	108,591	108,591	108,591	108,591	108,591
Bank owned life insurance	179,935	178,656	177,334	176,016	174,642
Deferred income taxes, net	14,318	16,098	22,914	25,973	27,340
Other assets	19,416	16,599	7,896	6,173	5,310

Total assets	$4,796,242	$4,585,308	$4,523,281	$4,500,059	$4,486,009

Liabilities
Deposits	$2,853,263	$2,746,017	$2,733,960	$2,694,833	$2,660,773
Borrowings	825,260	701,849	633,389	614,423	618,320
Advance payments by borrowers for taxes	8,059	7,618	7,597	7,906	8,141
Other liabilities	15,650	15,172	28,801	35,268	34,029

Total liabilities	3,702,232	3,470,656	3,403,747	3,352,430	3,321,263
Stockholders’ Equity
Common stock	873	892	891	918	935
Paid-in capital	768,373	795,773	813,648	849,173	871,156
Retained earnings	359,083	357,540	353,763	350,806	347,717
Unearned ESOP shares	(35,022)	(35,508)	(35,995)	(36,481)	(36,968)
Accumulated other comprehensive income (loss), net	703	(4,045)	(12,773)	(16,787)	(18,094)

Total stockholders’ equity	1,094,010	1,114,652	1,119,534	1,147,629	1,164,746

Total liabilities and stockholders’ equity	$4,796,242	$4,585,308	$4,523,281	$4,500,059	$4,486,009

Consolidated capital ratios
Equity to assets	22.81%	24.31%	24.75%	25.50%	25.96%
Tangible equity to tangible assets	21.02%	22.47%	22.89%	23.65%	24.12%
Share data
Outstanding shares (period end)	87,256	89,176	89,076	91,822	93,528
Equity per share	$12.54	$12.50	$12.57	$12.50	$12.45
Tangible equity per share (1)	$11.29	$11.28	$11.34	$11.31	$11.29

(1)	Tangible equity equals total stockholders’ equity reduced by goodwill and core deposit intangible assets.

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Cash and cash equivalents
Cash and due from depository institutions	$17,429	$17,541	$18,829	$21,328	$20,372
Interest-bearing deposits in other banks	153,162	19,491	53,764	177,872	94,584

Total cash and cash equivalents	$170,591	$37,032	$72,593	$199,200	$114,956
Securities available for sale
Debt securities:
U.S. agency securities	$5,622	$5,809	$6,172	$6,440	$6,724
Municipal and state obligations	27,259	27,090	28,259	28,398	28,066
Asset-backed securities	150,805	121,445	84,065	82,625	84,396
Collateralized loan obligations	104,811	98,447	128,047	127,374	124,941
Corporate bonds	141,134	138,564	137,976	137,404	136,678
Trust preferred securities	8,248	8,101	7,968	7,669	7,263

Debt securities available for sale	437,879	399,456	392,487	389,910	388,068
Mortgage-backed securities:
Collateralized mortgage obligations	31,941	52,333	57,170	60,577	63,744
Residential pass-through securities	136,926	211,258	231,052	214,526	225,469
Commercial pass-through securities	8,202	8,234	8,442	8,524	8,506

Mortgage-backed securities	177,069	271,825	296,664	283,627	297,719

Total securities available for sale	$614,948	$671,281	$689,151	$673,537	$685,787
Securities held to maturity
Debt securities:
U.S. agency securities	$35,000	$34,999	$59,995	$84,992	$84,990
Municipal and state obligations	91,038	87,682	82,087	82,179	82,154
Subordinated debt	15,000	15,000	—	—	—

Debt securities held to maturity	141,038	137,681	142,082	167,171	167,144
Mortgage-backed securities:
Collateralized mortgage obligations	19,193	20,543	21,699	23,081	24,561
Residential pass-through securities	186,248	200,402	211,930	223,632	234,595
Commercial pass-through securities	155,508	159,193	162,608	163,402	166,130

Mortgage-backed securities	360,949	380,138	396,237	410,115	425,286

Total securities held to maturity	$501,987	$517,819	$538,319	$577,286	$592,430
Total securities	$1,116,935	$1,189,100	$1,227,470	$1,250,823	$1,278,217

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Loan portfolio composition:
Residential first mortgage loans	$566,665	$562,466	$584,156	$605,203	$620,867
Home equity loans and lines of credit	82,412	83,305	85,799	89,566	90,610

Residential mortgage loans	649,077	645,771	669,955	694,769	711,477
Multifamily mortgage loans	1,371,339	1,295,207	1,142,908	1,040,293	1,044,180
Nonresidential and mixed use mortgage loans	995,782	932,616	916,769	820,673	837,758

Commercial mortgage loans	2,367,121	2,227,823	2,059,677	1,860,966	1,881,938
Commercial business loans	83,754	75,640	87,333	88,207	95,131
Construction loans	1,494	927	2,059	2,038	3,734
Account loans	2,860	2,980	3,012	3,349	3,313
Other consumer loans	15,313	17,501	19,870	22,052	21,642

Consumer loans	18,173	20,481	22,882	25,401	24,955

Total loans, excluding yield adjs	3,119,619	2,970,642	2,841,906	2,671,381	2,717,235
Unamortized yield adjustments	3,009	3,289	3,699	2,606	2,834

Loans receivable, including yield adjs	3,122,628	2,973,931	2,845,605	2,673,987	2,720,069
Less allowance for loan losses	(27,614)	(26,060)	(25,003)	(24,229)	(23,010)

Net loans receivable	$3,095,014	$2,947,871	$2,820,602	$2,649,758	$2,697,059
Loan portfolio allocation:
Residential first mortgage loans	18.2%	18.9%	20.6%	22.7%	22.8%
Home equity loans and lines of credit	2.6%	2.8%	3.0%	3.4%	3.3%

Residential mortgage loans	20.8%	21.7%	23.6%	26.0%	26.2%
Multifamily mortgage loans	44.0%	43.6%	40.2%	38.9%	38.4%
Nonresidential and mixed use mortgage loans	31.9%	31.4%	32.3%	30.7%	30.8%

Commercial mortgage loans	75.9%	75.0%	72.5%	69.7%	69.3%
Commercial business loans	2.7%	2.5%	3.1%	3.3%	3.5%
Construction loans	0.0%	0.0%	0.1%	0.1%	0.1%
Account loans	0.1%	0.1%	0.1%	0.1%	0.1%
Other consumer loans	0.5%	0.6%	0.7%	0.8%	0.8%

Consumer loans	0.6%	0.7%	0.8%	1.0%	0.9%

Total loans, excluding yield adjs	100.0%	100.0%	100.0%	100.0%	100.0%
Asset quality:
Nonperforming assets:
Accruing loans > 90 days past due	$65	$92	$77	$38	$—
Nonaccrual loans	20,950	21,473	21,768	21,017	28,275

Total Nonperforming loans	21,015	21,565	21,845	21,055	28,275
Other real estate owned	1,668	2,037	1,356	826	1,475

Total Nonperforming assets	$22,683	$23,602	$23,201	$21,881	$29,750
Nonperforming loans (% total loans)	0.67%	0.72%	0.77%	0.79%	1.04%
Nonperforming assets (% total assets)	0.47%	0.51%	0.51%	0.49%	0.66%
Allowance for loan losses (ALLL):
ALLL to total loans	0.88%	0.88%	0.88%	0.91%	0.85%
ALLL to nonperforming loans	131.40%	120.84%	114.46%	115.07%	81.38%
Net charge offs	$254	$198	$354	$827	$93
Average net charge off rate (annualized)	0.03%	0.03%	0.05%	0.12%	0.01%

Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	At
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Funding by type:
Deposits
Non-interest-bearing deposits	$255,939	$240,367	$251,141	$238,751	$226,700
Interest-bearing demand	798,203	768,556	750,126	732,633	717,603
Savings and club	524,002	519,257	514,909	516,023	520,826
Certificates of deposit	1,275,119	1,217,837	1,217,784	1,207,426	1,195,644

Interest-bearing deposits	2,597,324	2,505,650	2,482,819	2,456,082	2,434,073

Total deposits	2,853,263	2,746,017	2,733,960	2,694,833	2,660,773
Borrowings:
Federal Home Loan Bank advances	775,719	665,742	600,765	578,788	585,317
Depositor sweep accounts	49,541	36,107	32,624	35,635	33,003

Total borrowings	825,260	701,849	633,389	614,423	618,320

Total funding	$3,678,523	$3,447,866	$3,367,349	$3,309,256	$3,279,093
Loans as a % of deposits	108.5%	107.6%	103.3%	98.5%	101.4%
Deposits as a % of total funding	77.6%	79.6%	81.2%	81.4%	81.1%
Borrowings as a % of total funding	22.4%	20.4%	18.8%	18.6%	18.9%
Funding by source:
Retail funding
Non-interest-bearing deposits	$255,939	$240,367	$251,141	$238,751	$226,700
Interest-bearing demand	568,865	544,487	527,511	508,528	493,831
Savings and club	524,002	519,257	514,909	516,023	520,826
Certificates of deposit	1,152,025	1,113,073	1,119,922	1,109,203	1,097,414

Total retail deposits	2,500,831	2,417,184	2,413,483	2,372,505	2,338,771
Depositor sweep accounts	49,541	36,107	32,624	35,635	33,003

Total retail funding	2,550,372	2,453,291	2,446,107	2,408,140	2,371,774
Wholesale funding:
Interest-bearing demand	$229,338	$224,069	$222,615	$224,105	$223,772
Certificates of deposit (listing service)	101,432	96,516	89,608	89,857	89,857
Certificates of deposit (brokered)	21,662	8,248	8,254	8,366	8,373

Total wholesale deposits	352,432	328,833	320,477	322,328	322,002
FHLB Advances	775,719	665,742	600,765	578,788	585,317

Total wholesale funding	1,128,151	994,575	921,242	901,116	907,319

Total funding	$3,678,523	$3,447,866	$3,367,349	$3,309,256	$3,279,093
Retail funding as a % of total funding	69.3%	71.2%	72.6%	72.8%	72.3%
Wholesale funding as a % of total funding	30.7%	28.8%	27.4%	27.2%	27.7%

Summary Income Statement (Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	For the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Interest income
Loans	$28,235	$27,407	$25,697	$25,698	$25,585
Mortgage-backed securities	3,222	3,779	3,937	4,032	4,296
Debt securities:
Taxable	2,488	2,146	2,040	1,990	1,988
Tax-exempt	582	562	551	551	551
Other interest-earning assets	481	421	581	496	462

Total Interest Income	35,008	34,315	32,806	32,767	32,882
Interest expense
Deposits	5,420	5,410	5,361	5,140	4,932
Borrowings	3,381	3,289	3,424	3,400	3,486

Total interest expense	8,801	8,699	8,785	8,540	8,418

Net interest income	26,207	25,616	24,021	24,227	24,464
Provision for loan losses	1,809	1,255	1,129	2,046	2,589

Net interest income after provision for loan losses	24,398	24,361	22,892	22,181	21,875

Non-interest income
Fees and service charges	498	1,289	663	1,340	794
(Loss) gain on sale and call of securities	(22)	21	—	—	—
Gain on sale of loans	245	459	300	132	156
(Loss) gain on sale of real estate owned	(106)	12	(15)	24	(48)
Income from bank owned life insurance	1,279	1,321	1,319	1,374	1,390
Electronic banking fees and charges	240	270	283	284	244
Miscellaneous	119	74	79	57	77

Total non-interest income	2,253	3,446	2,629	3,211	2,613
Non-interest expense
Salaries and employee benefits	12,430	11,592	10,909	10,640	10,459
Net occupancy expense of premises	2,088	1,976	1,941	1,813	1,991
Equipment and systems	2,068	2,030	2,048	2,092	2,045
Advertising and marketing	753	387	549	490	539
Federal deposit insurance premium	338	339	305	687	684
Directors’ compensation	689	379	225	224	225
Miscellaneous	2,668	2,670	2,683	1,732	2,710

Total non-interest expense	21,034	19,373	18,660	17,678	18,653

Income before income taxes	5,617	8,434	6,861	7,714	5,835
Income taxes	1,549	2,970	2,194	2,833	1,667

Net income	$4,068	$5,464	$4,667	$4,881	$4,168

Net income per common share (EPS)
Basic	$0.05	$0.06	$0.05	$0.05	$0.05
Diluted	$0.05	$0.06	$0.05	$0.05	$0.05
Dividends declared
Cash dividends declared per common share	$0.03	$0.02	$0.02	$0.02	$0.02
Cash dividends declared	$2,525	$1,687	$1,710	$1,792	$1,793
Dividend payout ratio	62.1%	30.9%	36.6%	36.7%	43.0%
Weighted average number of common shares outstanding
Basic	84,542	85,174	86,246	89,443	89,690
Diluted	84,624	85,258	86,304	89,481	89,724

Average Balance Sheet Data (Dollars in Thousands, Unaudited)	For the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$3,029,151	$2,899,794	$2,697,096	$2,682,755	$2,564,753
Mortgage-backed securities	582,591	673,569	695,876	705,962	730,810
Debt securities:
Tax-exempt	116,479	112,221	109,625	109,691	109,798
Taxable	441,124	419,966	442,233	459,731	474,547

Total debt securities	557,603	532,187	551,858	569,422	584,345
Other interest-earning assets	61,336	71,072	204,621	191,129	135,872

Total interest-earning assets	4,230,681	4,176,622	4,149,451	4,149,268	4,015,780
Non-interest-earning assets	352,419	351,458	359,514	352,841	356,578

Total assets	$4,583,100	$4,528,080	$4,508,965	$4,502,109	$4,372,358

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$756,520	$761,765	$748,516	$726,327	$725,070
Savings and club	520,572	518,225	515,615	519,055	515,762
Certificates of deposit	1,242,757	1,224,592	1,215,081	1,200,874	1,177,147

Total interest-bearing deposits	2,519,849	2,504,582	2,479,212	2,446,256	2,417,979
Borrowings:
Federal Home Loan Bank Advances	643,504	594,238	577,305	585,085	585,329
Other borrowings	44,940	35,273	33,530	32,183	32,598

Total borrowings	688,444	629,511	610,835	617,268	617,927

Total interest-bearing liabilities	3,208,293	3,134,093	3,090,047	3,063,524	3,035,906
Non-interest-bearing liabilities:
Non-interest-bearing deposits	246,449	245,928	243,964	232,698	217,841
Other non-interest-bearing liabilities	25,028	31,781	47,092	41,577	41,480

Total non-interest-bearing liabilities	271,477	277,709	291,056	274,275	259,321

Total liabilities	3,479,770	3,411,802	3,381,103	3,337,799	3,295,227
Stockholders’ equity	1,103,330	1,116,278	1,127,862	1,164,310	1,167,131

Total liabilities and stockholders’ equity	$4,583,100	$4,528,080	$4,508,965	$4,502,109	$4,462,358

Average interest-earning assets to average interest-bearing liabilities	131.87%	133.26%	134.28%	135.44%	135.24%

Performance Ratio Highlights	For the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.73%	3.78%	3.81%	3.83%	3.85%
Mortgage-backed securities	2.21%	2.24%	2.26%	2.28%	2.35%
Debt securities:
Tax-exempt	2.00%	2.00%	2.01%	2.01%	2.01%
Taxable	2.26%	2.04%	1.85%	1.73%	1.68%

Total debt securities	2.20%	2.04%	1.88%	1.79%	1.74%
Other interest-earning assets	3.13%	2.37%	1.14%	1.04%	1.36%

Total interest-earning assets	3.31%	3.29%	3.16%	3.16%	3.20%
Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.65%	0.62%	0.63%	0.62%	0.60%
Savings and club	0.12%	0.12%	0.15%	0.16%	0.16%
Certificates of deposit	1.30%	1.33%	1.31%	1.27%	1.23%

Total interest-bearing deposits	0.86%	0.86%	0.87%	0.84%	0.82%
Borrowings:
Federal Home Loan Bank Advances	2.08%	2.20%	2.35%	2.30%	2.35%
Other borrowings	0.35%	0.29%	0.42%	0.50%	0.51%

Total borrowings	1.96%	2.09%	2.24%	2.20%	2.26%

Total interest-bearing liabilities	1.10%	1.11%	1.14%	1.12%	1.11%
Interest rate spread (1)	2.21%	2.18%	2.02%	2.04%	2.09%
Net interest margin (2)	2.48%	2.45%	2.32%	2.34%	2.38%
Non-interest income to average assets (annualized)	0.20%	0.30%	0.23%	0.29%	0.23%
Non-interest expense to average assets (annualized)	1.84%	1.71%	1.66%	1.57%	1.67%
Efficiency ratio (3)	73.91%	66.66%	70.02%	64.43%	68.89%
Return on average assets (annualized)	0.36%	0.48%	0.41%	0.43%	0.37%
Return on average equity (annualized)	1.47%	1.96%	1.66%	1.68%	1.43%

(1)	Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(2)	Net interest income divided by average interest-earning assets.
(3)	Non-interest expense divided by the sum of net interest income and non-interest income.